Exhibit 99.1

OUTFRONT MEDIA REPORTS FIRST QUARTER 2017 RESULTS
Revenues of $330.6 million
Operating Income of $26.0 million; Net income of $2.5 million, $0.02 per diluted share
Adjusted OIBDA of $80.2 million
AFFO of $38.5 million, $0.28 per diluted share
Quarterly dividend of $0.36 per share, payable June 30, 2017

NEW YORK, May 3, 2017 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended March 31, 2017.

“As anticipated, first quarter revenues came in down 2.2% as a result of a challenging national advertising market, particularly in the automotive category,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “While we are seeing some continued national softness in the second quarter, our local business is solid, our expense control is good, and we're investing strategically in the right areas for future growth. These are all key ingredients for leveraging an improvement in national advertising, which we are seeing in the second half of the year.”

First Quarter Results	Three Months Ended March 31,
$ in Millions, except per share amounts	2017	2016
Revenues	$330.6	$348.4
Organic Revenues	328.5	335.8
Operating Income	26.0	24.2
Adjusted OIBDA	80.2	88.1
Net Income (Loss)	2.5	(2.3)
Earnings per Share[1]	$0.02	($0.02)
Funds From Operations (FFO)	43.9	48.5
Adjusted FFO (AFFO)	38.5	46.2
AFFO per Share[1]	$0.28	$0.34
Note: Reflects disposition of Latin America business on April 1, 2016. See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share

First Quarter 2017 Results

Consolidated
Reported revenues of $330.6 million decreased $17.8 million, or 5.1%, for the first quarter of 2017 as compared to the same prior-year period. On an organic basis, revenues of $328.5 million for the first quarter of 2017 were down 2.2% compared to the same prior-year period.

Reported billboard revenues of $236.0 million decreased $14.4 million, or 5.8%, due primarily to the disposition of the Company's outdoor advertising business in Latin America, a decrease in average revenue per display (yield) primarily from a reduction in U.S. national advertising, the net effect of new and lost billboards in the period, and lower performance in Canada, partially offset by higher proceeds from condemnations and the conversion of static billboards to digital. On an organic basis, billboard revenues were down 2.0% compared to the same prior-year period due to decreases in average revenue per display (yield), offset partially by growth attributable to the conversion of static billboards to digital.

Reported transit and other revenues of $94.6 million decreased $3.4 million, or 3.5%, due to a reduction in U.S. national advertising revenues and the disposition of our outdoor business in Latin America, partially offset by the net effect of won and lost franchises. On an organic basis, transit and other revenues decreased 2.7% over the same prior-year period.

Total Operating expenses of $191.9 million decreased $7.9 million, or 4.0%, due primarily to the disposition of Latin America (a decrease of $8.8 million), partially offset by higher expenses related to our sports marketing operating segment. Selling, General and Administrative expenses (“SG&A”) of $63.9 million fell $1.4 million, or 2.1%, over the same prior-year period, primarily as a result of the disposition of Latin America (a decrease of $3.1 million), partially offset by higher compensation-related expenses and an increase in corporate expenses.

Adjusted OIBDA of $80.2 million decreased $7.9 million, or 9.0%.

Segment Results

U.S. Media
Reported revenues of $307.1 million decreased $5.5 million, or 1.8%, for the first quarter of 2017 as compared to the same prior-year period, reflecting a decrease in average revenue per display (yield) primarily from a reduction in national advertising and the net effect of new and lost billboards, partially offset by higher proceeds from condemnations, the net effect of won and lost franchises in the period and growth attributable to conversion of static billboards to digital. On an organic basis, revenues were $305.0 million for the first quarter of 2017, a decrease of 1.9% from the same prior-year period. On an organic basis, billboard revenues were down 1.4% due to a decrease in average revenue per display (yield) primarily from a reduction in national advertising and the net effect of new and lost billboards, partially offset by higher proceeds from condemnations and growth attributable to conversion of static billboards to digital. On an organic basis, transit and other revenues were down 3.2% compared to the same prior-year period driven by lower national advertising revenues, partially offset by an increase in local advertising revenues. Organic transit and other revenues were also partially offset by the net effect of won and lost franchises. Adjusted OIBDA of $92.4 million decreased $2.5 million, or 2.6%, in the first quarter compared to the same prior-year period.

Other
Reported revenues of $23.5 million decreased $12.3 million, or 34.4%, in the first quarter of 2017 as compared to the same prior-year period due primarily to the disposition of Latin America (a decrease of $11.4 million) and lower performance in Canada, partially offset by a slight increase in our sports marketing operating segment. Organic revenues decreased $1.3 million, or 5.2%, in the first quarter of 2017 as compared to the same prior-year period due primarily to lower performance in Canada, partially offset by a slight increase in our sports marketing operating segment. Adjusted OIBDA was a loss of $1.1 million in the first quarter of 2017 as compared to income of $2.2 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, increased $2.1 million to $11.1 million in the first quarter of 2017 as compared to the same prior-year period, primarily due to increased compensation expense and costs incurred in connection with amending and extending our senior credit facilities.

Interest Expense
Net Interest expense in the first quarter of 2017 was $28.1 million, including amortization of deferred financing costs of $1.9 million, as compared to $28.6 million in the same prior-year period, including amortization of deferred financing costs of $1.4 million. The weighted average cost of debt at March 31, 2017, was 4.8%.

Income Taxes
The benefit for income taxes was $3.7 million in the first quarter of 2017 compared to $1.3 million in the first quarter of 2016.  Cash paid for income taxes in the three months ended March 31, 2017 was $0.6 million.

Net Income (Loss)

Net income was $2.5 million in the first quarter of 2017 as compared to a net loss of $2.3 million in the same prior-year period, which included a $3.2 million net loss in Latin America. Diluted weighted average shares outstanding were 138.9 million for the first quarter of 2017 and 137.6 million for the same prior-year period. Net income per common share for diluted earnings per share was $0.02 for the first quarter of 2017 as compared to a net loss per common share of $0.02 in the same prior-year period.

FFO & AFFO
FFO was $43.9 million in the first quarter of 2017, a decrease of $4.6 million, or 9.5%, from the same prior-year period, driven primarily by lower depreciation and amortization, partially offset by the disposition of Latin America. AFFO was $38.5 million in the first quarter of 2017, a decrease of $7.7 million, or 16.7%, over the same prior-year period, due primarily to lower FFO, higher lease acquisition costs, higher maintenance capital expenditures and higher stock-based compensation. AFFO per diluted weighted average share was $0.28 in the first quarter of 2017 and $0.34 in the first quarter of 2016.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $32.2 million for the three months ended March 31, 2017 decreased $1.6 million compared to $33.8 million during the same prior-year period, primarily due to lower net income and lower depreciation and amortization, partially offset by improvements in working capital. Total capital expenditures increased $2.2 million to $16.6 million for the three months ended March 31, 2017.

Dividends
In the three months ended March 31, 2017, the Company paid cash dividends of $50.2 million. The Company announced on April 25, 2017 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.36 per share payable on June 30, 2017, to shareholders of record at the close of business on June 9, 2017.

Balance Sheet and Liquidity
As of March 31, 2017, the Company’s liquidity position included cash of $26.3 million and $398.3 million of availability under its $430.0 million revolving credit facility, net of $31.7 million of issued letters of credit against the revolving credit facility. Total debt outstanding at March 31, 2017 was $2.2 billion, excluding $27.4 million of deferred financing costs. Total debt outstanding includes a $670.0 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums.

Conference Call
The Company will host a conference call to discuss the results on May 3, 2017 at 4:30 p.m. Eastern Time. The conference call numbers are 888-487-0360 (U.S. callers) and 719-457-2692 (International callers) and the passcode for both is 5846126. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media is one of the largest out-of-home media companies in North America with a leading presence in top markets throughout the United States and Canada. We have a diverse portfolio of billboard, transit and digital displays reaching mass audiences, as well as a distinct offering of prime assets impacting select markets. As part of our ON Smart Media technology development initiative, we are developing hardware and software solutions for enhanced demographic and location targeting, and engaging ways to connect with consumers on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and loss on real estate assets held for sale. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs, the non-cash effect of loss on real estate assets held for sale and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin,

FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss) per common share for basic and diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio or provide digital advertising displays to our customers; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; a breach of our security measures; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing an operating partnership as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 12

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2017	2016
Revenues:
Billboard	$236.0	$250.4
Transit and other	94.6	98.0
Total revenues	330.6	348.4
Expenses:
Operating	191.9	199.8
Selling, general and administrative	63.9	65.3
Restructuring charges	1.8	—
Loss on real estate assets held for sale	—	1.3
Net loss on dispositions	0.4	0.4
Depreciation	22.9	29.1
Amortization	23.7	28.3
Total expenses	304.6	324.2
Operating income	26.0	24.2
Interest expense, net	(28.1)	(28.6)
Other expense, net	—	(0.2)
Loss before benefit for income taxes and equity in earnings of investee companies	(2.1)	(4.6)
Benefit for income taxes	3.7	1.3
Equity in earnings of investee companies, net of tax	0.9	1.0
Net income (loss)	$2.5	$(2.3)

Net income (loss) per common share:
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)

Weighted average shares outstanding:
Basic	138.3	137.6
Diluted	138.9	137.6

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 12

	As of
(in millions)	March 31, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$26.3	$65.2
Receivables, less allowance ($9.2 in 2017 and $9.2 in 2016)	181.9	222.0
Prepaid lease and transit franchise costs	74.1	67.4
Other prepaid expenses	18.1	15.8
Other current assets	11.1	7.8
Total current assets	311.5	378.2
Property and equipment, net	658.4	665.0
Goodwill	2,089.7	2,089.4
Intangible assets	534.8	545.3
Other assets	62.1	60.6
Total assets	$3,656.5	$3,738.5

Liabilities:
Current liabilities:
Accounts payable	$50.5	$85.6
Accrued compensation	17.1	33.9
Accrued interest	23.7	15.7
Accrued lease costs	21.3	26.7
Other accrued expenses	49.0	54.8
Deferred revenues	33.1	20.2
Other current liabilities	16.0	14.6
Total current liabilities	210.7	251.5
Long-term debt, net	2,142.5	2,136.8
Deferred income tax liabilities, net	6.7	8.5
Asset retirement obligation	34.6	34.1
Other liabilities	76.7	74.6
Total liabilities	2,471.2	2,505.5

Commitments and contingencies

Stockholders’ equity:
Common stock (2017 - 450.0 shares authorized, and 138.6 shares issued
and outstanding; 2016 - 450.0 shares authorized, and 138.0 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,948.6	1,949.5
Distribution in excess of earnings	(747.4)	(699.5)
Accumulated other comprehensive loss	(17.4)	(18.5)
Total stockholders’ equity	1,185.2	1,232.9
Non-controlling interests	$0.1	$0.1
Total equity	$1,185.3	$1,233.0
Total liabilities and equity	$3,656.5	$3,738.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 12

	Three Months Ended
	March 31,
(in millions)	2017	2016
Operating activities:
Net income (loss)	$2.5	$(2.3)
Adjustments to reconcile net income (loss) to net cash flow provided by operating activities:
Depreciation and amortization	46.6	57.4
Deferred tax benefit	(1.8)	(0.5)
Stock-based compensation	5.4	4.8
Provision for doubtful accounts	0.1	0.8
Accretion expense	0.6	0.6
Loss on real estate assets held for sale	—	1.3
Net loss on dispositions	0.4	0.4
Equity in earnings of investee companies, net of tax	(0.9)	(1.0)
Distributions from investee companies	1.6	—
Amortization of deferred financing costs and debt discount and premium	1.9	1.4
Cash paid for direct lease acquisition costs	(11.7)	(10.6)
Change in assets and liabilities, net of investing and financing activities	(12.5)	(18.5)
Net cash flow provided by operating activities	32.2	33.8

Investing activities:
Capital expenditures	(16.6)	(14.4)
Acquisitions	(0.9)	(60.5)
Net proceeds from dispositions	0.1	0.3
Net cash flow used for investing activities	(17.4)	(74.6)

Financing activities:
Proceeds from long-term debt borrowings - term loan	8.3	—
Proceeds from borrowings under revolving credit facility	—	35.0
Deferred financing fees	(7.0)	(0.4)
Proceeds from stock option exercises	1.2	—
Taxes withheld for stock-based compensation	(6.0)	(5.1)
Dividends	(50.2)	(47.1)
Other	(0.2)	(0.2)
Net cash flow used for financing activities	(53.9)	(17.8)

Effect of exchange rate changes on cash and cash equivalents	0.2	0.2
Net decrease in cash and cash equivalents	(38.9)	(58.4)
Cash and cash equivalents at beginning of period	65.2	101.6
Cash and cash equivalents at end of period	$26.3	$43.2

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.6	$2.0
Cash paid for interest	18.3	19.5

Non-cash investing and financing activities:
Accrued purchases of property and equipment	10.5	5.4
Taxes withheld for stock-based compensation	—	1.5

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 12

	Three Months Ended March 31, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$225.1	$10.9	$—	$236.0
Transit and other	82.0	12.6	—	94.6
Total revenues	$307.1	$23.5	$—	$330.6
Organic revenues(a):
Billboard	$224.4	$10.9	$—	$235.3
Transit and other	80.6	12.6	—	93.2
Total organic revenues(a)	$305.0	$23.5	$—	$328.5
Non-organic revenues(b):
Billboard	$0.7	$—	$—	$0.7
Transit and other	1.4	—	—	1.4
Total non-organic revenues(b)	$2.1	$—	$—	$2.1

Operating income (loss)	$47.5	$(5.0)	$(16.5)	$26.0
Restructuring charges	1.8	—	—	1.8
Loss on real estate assets held for sale	—	—	—	—
Net loss on dispositions	0.4	—	—	0.4
Depreciation and amortization	42.7	3.9	—	46.6
Stock-based compensation	—	—	5.4	5.4
Adjusted OIBDA	$92.4	$(1.1)	$(11.1)	$80.2

Adjusted OIBDA margin	30.1%	(4.7)%	*	24.3%

Capital expenditures	$15.8	$0.8	$—	$16.6

	Three Months Ended March 31, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$228.3	$22.1	$—	$250.4	$250.8
Transit and other	84.3	13.7	—	98.0	98.0
Total revenues	$312.6	$35.8	$—	$348.4	$348.8
Organic revenues(a)
Billboard	$227.7	$12.3	$—	$240.0	$240.0
Transit and other	83.3	12.5	—	95.8	95.8
Total organic revenues(a)	$311.0	$24.8	$—	$335.8	$335.8
Non-organic revenues(b):
Billboard	$0.6	$9.8	$—	$10.4	$10.8
Transit and other	1.0	1.2	—	2.2	2.2
Total non-organic revenues(b)	$1.6	$11.0	$—	$12.6	$13.0

Operating income (loss)	$43.1	$(5.1)	$(13.8)	$24.2
Restructuring charges	—	—	—	—
Loss on real estate assets held for sale	—	1.3	—	1.3
Net loss on dispositions	0.4	—	—	0.4
Depreciation and amortization	51.4	6.0	—	57.4
Stock-based compensation	—	—	4.8	4.8
Adjusted OIBDA	$94.9	$2.2	$(9.0)	$88.1

Adjusted OIBDA margin	30.4%	6.1%	*	25.3%

Capital expenditures	$13.5	$0.9	$—	$14.4

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 12

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2017	2016
Net income (loss)	$2.5	$(2.3)
Depreciation of billboard advertising structures	20.0	26.6
Amortization of real estate related intangible assets	12.2	13.4
Amortization of direct lease acquisition costs	8.7	8.9
Loss on real estate assets held for sale	—	1.3
Net loss on disposition of billboard advertising structures	0.4	0.4
Adjustment related to equity-based investments	0.1	0.2
FFO	$43.9	$48.5

FFO per weighted average share outstanding:
Basic	$0.32	$0.35
Diluted	$0.32	$0.35

FFO	$43.9	$48.5
Non-cash portion of income taxes	(4.3)	(3.3)
Cash paid for direct lease acquisition costs	(11.7)	(10.6)
Maintenance capital expenditures	(5.1)	(4.0)
Restructuring charges	1.8	—
Other depreciation	2.9	2.5
Other amortization	2.8	6.0
Stock-based compensation	5.4	4.8
Non-cash effect of straight-line rent	0.3	0.3
Accretion expense	0.6	0.6
Amortization of deferred financing costs	1.9	1.4
AFFO	$38.5	$46.2

AFFO per weighted average share outstanding:
Basic	$0.28	$0.34
Diluted	$0.28	$0.34

Net income (loss) per common share:
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)

Weighted average shares outstanding:
Basic	138.3	137.6
Diluted	138.9	137.6

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 12

	Three Months Ended
	March 31,
(in millions)	2017	2016
Adjusted OIBDA	$80.2	$88.1
Interest expense, net, less amortization of deferred financing costs	(26.2)	(27.2)
Cash paid for income taxes	(0.6)	(2.0)
Cash paid for direct lease acquisition costs	(11.7)	(10.6)
Maintenance capital expenditures	(5.1)	(4.0)
Equity earnings of investee companies	0.9	1.0
Adjustment related to equity-based investments	0.1	0.2
Non-cash effect of straight-line rent	0.3	0.3
Accretion expense	0.6	0.6
Other expense	—	(0.2)
AFFO	$38.5	$46.2

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 12

Outdoor Advertising Business in Latin America (Sold on April 1, 2016)

	Three Months Ended
	March 31,
(in millions)	2017	2016
Revenues	NA	$11.4

Operating loss	NA	$(3.0)
Loss on real estate assets held for sale	NA	1.3
Depreciation	NA	0.9
Amortization	NA	0.3
Adjusted OIBDA	NA	$(0.5)

Net loss	NA	$(3.2)
Depreciation of billboard advertising structures	NA	0.1
Amortization of direct lease acquisition costs	NA	0.3
Loss on real estate assets held for sale	NA	1.3
FFO	NA	$(1.5)
Non-cash portion of income taxes	NA	(1.4)
Cash paid for direct lease acquisition costs	NA	(0.3)
Maintenance capital expenditures	NA	—
Other depreciation	NA	0.8
Accretion expense	NA	—
AFFO	NA	$(2.4)

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 12

	Three Months Ended
(in millions, except	March 31,		%
percentages)	2017	2016	Change
Operating expenses:
Billboard property lease	$87.5	$90.4	(3.2)%
Transit franchise	49.8	52.1	(4.4)
Posting, maintenance and other	54.6	57.3	(4.7)
Total operating expenses	$191.9	$199.8	(4.0)

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 12

	Three Months Ended
(in millions,	March 31,		%
except percentages)	2017	2016	Change
U.S. Media:
Operating expenses	$173.1	$174.4	(0.7)%
SG&A expenses	41.6	43.3	(3.9)

Other:
Operating expenses	18.8	25.4	(26.0)
SG&A expenses	5.8	8.2	(29.3)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)	Organic revenues exclude revenues associated with significant acquisitions and divestitures, and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to the disposition of Latin America and acquisitions.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

* Calculation not meaningful